                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

   [X]  Preliminary Proxy Statement

   [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   [_]  Definitive Proxy Statement

   [_]  Definitive Additional Materials

   [_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14 a-12

                          Verisity Ltd.
                          ------------
               (Name of Registrant as Specified In Its Charter)


    ----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


        (1)   Title of each class of securities to which transaction applies:

        (2)   Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)   Proposed maximum aggregate value of transaction:

        (5)   Total fee paid: $

   [_]  Fee paid previously with preliminary materials: ______________

   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)   Amount Previously Paid: ________________
        (2)   Form, Schedule or Registration Statement No.: _____________
        (3)   Filing Party: ______________
        (4)   Date Filed: ______________

                                 VERISITY LTD.
                              2041 Landings Drive
                        Mountain View, California 94043

                               ----------------

             Notice of 2001 Annual General Meeting of Shareholders
                           to be held June 14, 2001

                               ----------------

TO THE SHAREHOLDERS OF VERISITY LTD.:

   The 2001 Annual General Meeting of Shareholders of Verisity Ltd. will be held at our registered office located at 8-10 Ha'Melacha Street, Rosh Ha'Ayin, Israel, where our phone number is (972) 3-900-4000, on June 14, 2001, at 10:00 a.m. Israeli time to conduct the following business:

     1. To elect Amos Wilnai as one of our external directors to hold office for a three-year term and until his successor shall be elected and qualified, subject to and in accordance with the provisions of the Israeli Companies Law;

     2. To approve the share option grant for the right to purchase 100,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Moshe Gavrielov, our Director and Chief Executive Officer, effective as of January 16, 2001, with an exercise price of $8.00 per share;

     3. To approve the share option grant for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Amos Wilnai, our Director, effective as of April 18, 2001, with an exercise price of $7.00 per share;

     4. To approve the share option grant for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Tali Aben, our External Director, effective as of March 20, 2001, with an exercise price of $7.00 per share;

     5. To approve the compensation of our executive officers who also serve as members of our Board of Directors;

     6. To approve the indemnification agreements between us and each of the individuals who serves or will serve as our External Directors;

     7. To approve the selection of Messrs. Kost Forer & Gabay, a member of Ernst & Young International, as our independent auditors for the fiscal year ending December 31, 2001; and

     8. To transact any other business that may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the proxy statement accompanying this notice. The record date for determining those shareholders who will be entitled to notice of, and to attend and vote at, the meeting and at any adjournment thereof is May 15, 2001. The share transfer books will not be closed between the record date and the date of the meeting.

   If within one-half hour of the time fixed for the meeting a quorum is not present, the meeting shall be adjourned and will be reconvened on the same day, at the same time and place, the following week. If a quorum is not present at the adjourned meeting, the meeting will be held and any number of participants will be considered as a quorum for the purpose of convening the meeting.

   Whether or not you plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy in the accompanying reply envelope. No postage is required if mailed in the United States. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

                                          By Order of the Board of Directors

                                          Charles G. Alvarez, Vice President
                                           of Finance and Administration,
                                           Chief Financial Officer
                                           and Secretary

                                 VERISITY LTD.
                              2041 Landings Drive
                        Mountain View, California 94043

                               ----------------

                                PROXY STATEMENT

   The 2001 Annual General Meeting of Shareholders of Verisity Ltd. will be held on Thursday, June 14, 2001, at our registered office located at 8-10 Ha'Melacha Street, Rosh Ha'Ayin, Israel, (972) 3-900-4000. As a shareholder of Verisity Ltd. you have a right to vote on certain matters affecting the company. This proxy statement discusses the proposals you are voting on this year. Please read this proxy statement carefully because it contains information for you to consider when deciding how to vote. YOUR VOTE IS IMPORTANT.

   Our Board of Directors is sending proxy materials to you and all other shareholders on or about May 16, 2001. The Board is asking you to vote your shares by completing and returning the proxy card or otherwise submitting your vote in a manner described in this proxy statement under "Questions and Answers--How Do I Vote?" on Page 2.

                             QUESTIONS AND ANSWERS

Q: WHO CAN VOTE AT THE ANNUAL MEETING?

A: Shareholders who owned our ordinary shares as of the close of business on May 15, 2001 may attend and vote at the meeting. Each voting ordinary share is
entitled to one vote. There were         voting ordinary shares outstanding on
April 30, 2001.

Q: WHAT IS IN THIS PROXY STATEMENT?

A: This proxy statement sets forth the proposals on which we would like you, as a shareholder, to vote. It also gives you information on the proposals, as well as other information, so that you can make an informed decision.

Q: WHAT IS THE PROXY CARD?

A: The proxy card enables you to appoint Moshe Gavrielov and Yoav Hollander, and each of them individually, as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Messrs. Gavrielov and Hollander to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

Q: WHAT AM I VOTING ON?

A: We are asking you to vote on:

  . the election of Amos Wilnai as one of our external directors to hold office for a three-year term and until his successor shall be elected and qualified, subject to and in accordance with the provisions of the Israeli Companies Law;

  . the approval of a share option grant for the right to purchase 100,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Moshe Gavrielov, our Director and Chief Executive Officer, effective as of January 16, 2001, with an exercise price of $8.00 per share;

  . the approval of a share option grant for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Amos Wilnai, our Director, effective as of April 18, 2001, with an exercise price of $7.00 per share;

  . the approval of a share option grant for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Tali Aben, our External Director, effective as of March 20, 2001, with an exercise price of $7.00 per share;

  . the approval of the compensation of our executive officers who also serve as members of our Board of Directors;

  . the approval of the indemnification agreements between us and each of the individuals who serves or will serve as our External Directors; and

  . the approval of Messrs. Kost Forer & Gabay, a member of Ernst & Young
    International, as our independent auditors for the fiscal year ending December 31, 2001.

   The section entitled "Proposals To Be Voted On," beginning on Page 7, gives you more information on these matters.

Q: HOW DO I VOTE?

A: You May Vote By Mail.

You do this by completing and signing your proxy card and mailing it in the enclosed envelope, so it is received by us prior to the meeting. If you mark your voting instructions on the proxy card, your shares will be voted:

  . as you instruct; and

  . according to the best judgment of Messrs. Gavrielov and Hollander if a proposal properly comes up for a vote at the meeting that is not on the proxy card.

If you do not mark your voting instructions on the proxy card and return the card to us before the meeting, your shares will be voted:

  . FOR the election of Amos Wilnai as one of our External Director to hold officer for a three-year term and until his successor shall be elected and qualified, subject to and in accordance with the provision of the Israeli Companies Law;

  . FOR the approval of a share option grant for the right to purchase
    100,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Moshe Gavrielov, our Director and Chief Executive Officer, effective as of January 16, 2001, with an exercise price of $8.00 per share;

  . FOR the approval of a share option grant for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Amos Wilnai, our Director, effective as of April 18, 2001, with an exercise price of $7.00 per share;

  . FOR the approval of a share option grant for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Tali Aben, our External Director, effective as of March 20, 2001, with an exercise price of $7.00 per share;

  . FOR the approval of the compensation of our executive officers who also serve as members of our Board of Directors;

  . FOR the approval of the indemnification agreements between us and each of the individuals who serves or will serve as our External Directors;

  . FOR the approval of Messrs. Kost Forer & Gabay, a member of Ernst & Young
    International, as our independent auditors for the fiscal year ending December 31, 2001; and

  . according to the best judgment of Messrs. Gavrielov and Hollander, to transact any other business that may properly come before the meeting or any adjournment thereof.

 You May Vote In Person At The Meeting.

   We will pass out written ballots to any eligible shareholder who wants to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in "street-name" means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

   We encourage you to examine your proxy card and voting instructions closely to make sure you are voting all of your ordinary shares.

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A: You may revoke your proxy and change your vote by:

  . signing another proxy card with a later date and returning it to us before the polls close at the meeting; or

  . voting in person at the meeting.

Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

Q: HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A: To hold the meeting and conduct business, at least two shareholders holding or representing a majority of our outstanding voting ordinary shares as of May 15, 2001 must be present at the meeting. This is called a quorum. Shares are counted as present at the meeting if a shareholder either:

  . is present and votes in person at the meeting; or

  . has properly submitted a proxy.

Q: HOW MANY VOTES MUST AMOS WILNAI RECEIVE TO BE ELECTED AS AN EXTERNAL
DIRECTOR?

A: Amos Wilnai will be elected if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR his election as an external director provided that at least one of the following conditions is met: (i) the majority shall include at least one third of the votes of those shareholders who are not controlling shareholders (or anyone on behalf of such controlling shareholders) represented at the meeting (without giving effect to abstaining votes), or (ii) the total votes of the shareholders who are not controlling shareholders (or anyone on behalf of such controlling shareholders) against the approval of the external director is less than one percent of the outstanding voting rights.

Q: HOW MANY VOTES MUST BE RECEIVED FOR THE SHARE OPTION GRANT TO MOSHE GAVRIELOV TO BE APPROVED?

A: The share option grant to Mr. Gavrielov will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR approval.

Q: HOW MANY VOTES MUST BE RECEIVED FOR THE SHARE OPTION GRANT TO AMOS WILNAI TO BE APPROVED?

A: The share option grant to Mr. Wilnai will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR approval.

Q. HOW MANY VOTES MUST BE RECEIVED FOR THE SHARE OPTION GRANT TO TALI ABEN TO BE APPROVED?

A. The share option grant to Ms. Aben will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR approval.

Q: HOW MANY VOTES MUST BE RECEIVED FOR THE COMPENSATION OF OUR EXECUTIVE OFFICERS WHO ALSO SERVE AS MEMBERS OF OUR BOARD OF DIRECTORS TO BE APPROVED?

A: The compensation for Messrs. Gavrielov, Hollander and McNamara, our executive officers who also serve as our directors will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR approval of each individual's compensation.

Q: HOW MANY VOTES MUST BE RECEIVED FOR THE INDEMNIFICATION AGREEMENTS BETWEEN US AND EACH OF THE INDIVIDUALS WHO SERVE OR WILL SERVE AS OUR EXTERNAL DIRECTORS TO BE APPROVED?

A: The indemnification agreements between us and each of the individuals who serves or will serve as our External Directors, will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR approval of each indemnification agreement.

Q: HOW MANY VOTES MUST BE RECEIVED FOR THE SELECTION OF MESSRS. KOST FORER & GABAY, A MEMBER OF ERNST & YOUNG INTERNATIONAL, AS OUR INDEPENDENT AUDITOR TO BE APPROVED?

A: The selection of independent auditor will be approved if a majority of the ordinary shares represented at the meeting and voting on this proposal vote FOR approval.

Q: HOW ARE VOTES COUNTED?

A: You may vote either "for" the external director nominee or withhold your vote from the nominee. You may vote "for" or "against" or "abstain" from voting on each of the other proposals. If you abstain from voting on any proposal, it will have the same effect as a vote "against" the proposal.

If you give your proxy without voting instructions, your shares will be counted as a vote FOR the external director nominee and FOR each of the other proposals. Voting results are tabulated and certified by our transfer agent, American Stock Transfer and Trust Company.

Q: WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2001. We will file that report with the Securities and Exchange Commission in mid-August, and you can obtain a copy by contacting our Investor Relations Hotline at (650) 934-6800. You can also obtain a copy on the Internet at www.verisity.com by clicking on Investor Relations or through the SEC's electronic data system called EDGAR at www.sec.gov. You may also call the SEC at (800) SEC-0330 to obtain the address for the location of its nearest public reference room where our Form 10-Q for the second quarter of 2000 may be reviewed.

                           PROPOSALS TO BE VOTED ON

                                PROPOSAL NO. 1

            ELECTION OF AMOS WILNAI AS ONE OF OUR EXTERNAL DIRECTOR

   Our Articles of Association provide that our Board of Directors shall consist of no less than five nor more than nine persons and that the directors shall be divided into three classes, Class I, Class II and Class III. On April 18, 2001, our Board of Directors set the number of classified directors at five persons and designated the class to which each of our current classified directors is a member. The initial term of our Directors in Class I will expire in 2002; the initial term of our Directors in Class II will expire in 2003; and the initial term of our Directors in Class III will expire in 2004. At each Annual General Meeting the successor to each of the directors of the class whose term expires will be elected to serve for a three-year term. In addition to our classified Board of Directors, the Israeli Companies Law requires us to have at least two external directors, neither of whom may serve simultaneously as a classified director.

   Under Israeli law, our shareholders must appoint our External Directors within 90 days of March 20, 2001, the date on which our Registration Statement on Form S-1 was declared effective by the Securities and Exchange Commission. However, a regulation promulgated under the Israeli Companies Law provides that our Board of Directors may appoint as one of our External Directors an individual who has served as one of our Directors on February 1, 2000, provided that the appointed external director meets all of the conditions relating to external directors other than certain requirements specified in the regulation. Pursuant to this regulation, on April 18, 2001, our Board of Directors appointed Tali Aben as one of our External Directors.

   It is intended that the accompanying proxy will be voted in favor of Amos Wilnai to serve as one of our External Directors, unless you indicate that your vote should be withheld from him. Subject to and in accordance with the provisions of the Israeli Companies Law, our External Directors will each continue in office for a three-year term, and until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or retirement or removal from office, and may only be re-elected for one additional three-year term.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the election of Amos Wilnai as an External Director to hold office for a three-year term and until his successor shall be elected and qualified subject to and in accordance with the provisions of the Israeli Companies Law.

Information Concerning the Nominee, the Incumbent Directors and Executive
Officers

 Nominee for External Director Whose Term, if Elected, Will Expire in 2004

   Amos Wilnai, 61, has served as our Director since March 2001. Mr. Wilnai founded and has served as the Chairman of the Board of Directors of MMC Networks, Inc. since September 1992. From October 1998 to April 1999, Mr. Wilnai served as Acting Chief Executive Officer of MMC Networks. From September 1994 to June 1998, he served as Executive Vice President of Business Development of MMC Networks. From September 1992 to October 1994, Mr. Wilnai served as President of MMC Networks. Mr. Wilnai serves on the Board of Directors of MMC Networks and Luminent, Inc. Mr. Wilnai holds a Bachelor of Science degree in Electrical Engineering from the Technion Institute of Technology (ITT) in Haifa, Israel and a Masters of Science degree in Electrical Engineering from the Polytechnic Institute in Brooklyn.

 Class I Directors Whose Terms Will Expire in 2002

   Michael McNamara, 39, has served as our Senior Vice President of Technology and Director since our acquisition of SureFire Verification in November 1999, where he served as President, Chairman of the Board, and co-founder from April 1996 to November 1999. From June 1995 to April 1996, Mr. McNamara served as a Director and a consultant at Verilog Consulting Services, Inc. From April 1994 to May 1995, Mr. McNamara served as Vice President of Engineering at ViewLogic, Inc. Mr. McNamara holds a Bachelor of Science degree and a Masters of Engineering degree in Electrical Engineering from Cornell University.

   Pierre Lamond, 70, has served as our Director since August 1997 and as our Chairman of the Board since April 18, 2001. Mr. Lamond has served as a General Partner of Sequoia Capital, a venture capital firm, since 1981. Mr. Lamond serves on the Board of Directors of Vitesse Semiconductor Corp. and Redback Networks, Inc. Mr. Lamond holds a Bachelor of Science degree in Electrical Engineering, a Master of Science degree in Physics from Toulouse University and a Masters of Science degree in Electrical Engineering from Northeastern University.

 Class II Directors Whose Terms Will Expire in 2003

   Moshe Gavrielov, 46, has served as our Chief Executive Officer since March 1998 and as our Director since May 1998. From November 1988 to March 1998, Mr. Gavrielov worked at LSI Logic Corporation where he held several executive management positions, including Executive Vice President of Products, Senior Vice President of International Markets, Senior Vice President and General Manager of LSI Logic Europe and General Manager of the ASIC division. Mr. Gavrielov holds a Bachelor of Science degree in Electrical Engineering and a Masters of Science degree in Computer Science from the Technion Israel Institute of Technology (IIT) in Haifa, Israel.

   Zohar Zisapel, 52, has served as our Director since August 1997. Mr. Zisapel serves on the Board of Directors of Ceragon Networks, Radvision Ltd., Radware Ltd., Radcom Ltd., RIT Technologies, Ltd. and Silicom Ltd. Mr. Zisapel is a founder and Director of Rad Data Communications and has served as its President since 1982. He also served as Chairman of the Israeli Association of Electronics and Software Industries. Mr. Zisapel holds a Masters of Science degree in Electrical Engineering from the Technion Israel Institute of Technology (IIT) in Haifa, Israel and a Masters degree in Business Administration from Tel Aviv University in Tel Aviv, Israel.

 Class III Director Whose Term Will Expire in 2004

   Yoav Hollander, 48, is our co-founder and has served as our Chief Technical Officer and Director since our inception in September 1995. From 1990 to our inception, Mr. Hollander was a consultant for various semiconductor companies including National Semiconductor Corporation and Digital Equipment Corporation. Mr. Hollander worked on the development of the verification environment employed by the Israeli design center of Digital Equipment Corporation for pre- and post-silicon testing of their designs. Mr. Hollander holds a Bachelor of Science degree in Computer Science from Ben Gurion University in Be'er Sheva, Israel.

 External Director Whose Term Will Expire in 2004

   Tali Aben, 37, has served as our Director since December 1996 and as our External Director since April 18, 2001. Ms. Aben has been a General Partner at Gemini Israel Funds, an Israeli venture capital firm, since October 1994. Ms. Aben holds a Bachelor of Science degree in Mathematics and Computer Science and a Masters degree in Business Administration from Tel Aviv University in Tel Aviv, Israel.

 Executive Officers

   Charles Alvarez, 51, has served as our Vice President of Finance and Administration and Chief Financial Officer since June 1998. From March 1997 to June 1998, Mr. Alvarez served as vice president of finance and administration and chief financial officer at Alliance Semiconductor. From October 1989 to March 1997, Mr. Alvarez served as senior director of finance and operations for LSI Logic Corp. Mr. Alvarez holds a Bachelor of Science degree and a Master of Science degree in Business and Economics from San Francisco State University.

   Ziv Binyamini, 40, has served as our Vice President of Research and Development since October 1998. From November 1997 to October 1998, Mr. Binyamini served as our principal researcher. From July 1997 to November 1997, he was a researcher at Intel Corporation. From July 1994 to July 1997, Mr. Binyamini co-managed the Logic Verification CAD group at Intel Design Technology in Haifa, Israel. Mr. Binyamini holds a Bachelor of Science degree in Computer Science and Mathematics from Bar Ilan University in Ramat Gan, Israel.

   Francine Ferguson, 36, has served as our Vice President of Worldwide Marketing since January 1999. From May 1997 to January 1999, Ms. Ferguson served as our director of product marketing. From March 1996 to May 1997, Ms. Ferguson was a Product Line Manager and from January 1995 to March 1996, she was senior products marketing manager at Synopsys. Ms. Ferguson has spent over 14 years in the design automation industry in the areas of software development, applications and marketing for verification and synthesis products. Ms. Ferguson holds a Bachelor of Science degree in Computer Science from Columbia University School of Engineering and Applied Science.

   David Larwood, 49, has served as our General Counsel since April 2000. From May 1997 to April 2000, Mr. Larwood was vice president of Intellectual Property at FormFactor, Inc. From November 1994 to May 1997, Mr. Larwood was senior patent counsel at Apple Computer, Inc. Mr. Larwood holds a Bachelor of Science degree in Chemistry from California Institute of Technology, a Masters of Science degree in Pharmaceutical Chemistry from the University of California, San Francisco and a Juris Doctorate degree from the University of California, Berkeley.

   Lawrence Lapides, 40, has served as our Vice President of Sales since our acquisition of SureFire Verification in November 1999, where he served in the same capacity from July 1998 to November 1999. From May 1991 to June 1998, Mr. Lapides served as director of North American Sales for Exemplar Logic.
Mr. Lapides holds a Bachelor of Arts degree in Physics from the University of California, Berkeley, Master of Science degree in Applied and Engineering Physics from Cornell University and Master of Business Administration from Clark University.

Board and Committee Meetings

   During the fiscal year that ended on December 31, 2000, our Board of Directors held 10 meetings. During this period, each of our Directors attended or participated in more than 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by each committee of the Board of Directors on which such director served. We have four standing committees: the Audit Committee, the Compensation Committee, the Option Exercise Approval Committee and the Employee Share Purchase Plan Committee.

   The Audit Committee is responsible for reviewing our financial procedures and controls, selecting and meeting with the independent accountants, identifying flaws in the management of our business, making recommendations to our Board of Directors on how to correct identified problems and deciding whether to approve actions or transactions which by Israeli law require audit committee approval. This committee held three meetings during the last fiscal year and its members consisted of Tali Aben, Pierre Lamond and Zohar Zisapel. This committee currently consists of Tali Aben, Amos Wilnai and Zohar Zisapel. Our Board of Directors has adopted a written charter for the Audit Committee, which is attached to this proxy statement as Appendix A.

   The Compensation Committee is responsible for establishing our policies and practices governing executive compensation as described later in this proxy statement under "Report of the Compensation Committee of the Board of Directors on Executive Compensation" on Page 23. In addition, the committee is responsible for administering all of our employee benefit plans, other than equity-based benefit plans for non-executive employees. This committee held two meetings during the last fiscal year and its members consisted of Moshe Gavrielov, who resigned on August 30, 2000, Tali Aben, Pierre Lamond and Zohar Zisapel. This committee currently consists of Tali Aben, Pierre Lamond and Zohar Zisapel.

   The Option Exercise Committee is responsible for reviewing and approving the issuance of shares after the exercise of options granted to our employees. This committee held nine meetings during the last fiscal year. During fiscal 2000 and currently, this committee consists of Tali Aben, Zohar Zisapel and Moshe Gavrielov.

   The ESPP Administrator Committee is responsible for administering our Employee Share Purchase Plan. Our Board of Directors established this committee in April 18, 2001. This committee currently consists of Pierre Lamond and Amos Wilnai.

Director Compensation

   Each of the members of our Board of Directors who are not our executive officers or employees will be awarded a share option grant for the right to purchase 50,000 ordinary shares under our Verisity Ltd. 2000 U.S. Share Incentive Plan for their three-year term on our Board of Directors. Although our external directors are entitled to compensation and to the refund of expenses, as provided in regulations adopted under the Israeli Companies Law, Tali Aben and Amos Wilnai have each agreed to waive their compensation rights. External directors are otherwise prohibited from receiving compensation, directly or indirectly, in connection with services provided as an external director. In addition, subject to the Israeli Companies Law and the regulations promulgated thereunder, an external director may be granted shares or options to purchase shares of the company within a plan that covers all of the directors who are not external directors, as well as certain other office holders of the company. Although none of our directors received any options during the fiscal year ended December 31, 2000, in October 2000, our Board of Directs and our shareholders approved share option grants for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to each of our current non-employee directors. These share option grants were granted and began vesting on March 20, 2001, the effective date of our Registration Statement on Form S-1.

Compensation Committee Interlocks and Insider Participation

   During the fiscal year ended December 31, 2000:

  . one of the members of our Compensation Committee, Moshe Gavrielov also served as our Chief Executive Officer. Mr. Gavrielov resigned from the Compensation Committee on August 30, 2000. None of the other members of our Compensation Committee served as one of our executive officers or employees or as an executive officer or employee of any of our subsidiaries;

  . none of the members of the Compensation Committee entered into (or agreed to enter into) any transaction with us in which the amount involved exceeds $60,000;

  . none of our executive officers served on the Compensation Committee (or another board committee with similar functions or, if there was not committee like that, the entire board of directors) of another entity where one of that entity's executive officers served on our Compensation Committee or otherwise served on our Board of Directors; and

  . none of our executive officers was a director of another entity where one of that entity's more executive officers served on our Compensation Committee.

                                PROPOSAL NO. 2

 APPROVAL OF THE SHARE OPTION GRANT FOR THE RIGHT TO PURCHASE 100,000 ORDINARY
                           SHARES TO MOSHE GAVRIELOV

   The shareholders are being asked to vote on a proposal to approve the share option grant for the right to purchase 100,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Moshe Gavrielov, our Director and Chief Executive Officer, effective as of January 16, 2001, with an exercise price of $8.00. This option grant was recommended by our Compensation Committee, approved by our Audit Committee and by our full Board of Directors, who also recommended this option grant for shareholder approval.

   The material terms and conditions of that option grant are summarized as follows:

  . The option is for 100,000 ordinary shares and has an exercise price of $8.00 per share, the fair market value of our ordinary shares on January 16, 2001, as determined by our Board of Directors;

  . The option will become exercisable for ordinary shares as follows: the option will become exercisable for 25,000 shares upon Mr. Gavrielov's continuation of employment through January 16, 2002 and will become exercisable for the balance of the option shares in a series of 36 successive equal monthly installments, each vesting upon his completion of each additional month of employment thereafter;

  . The option has a maximum term of 10 years measured from the January 16, 2001 grant date, subject to earlier termination upon Mr. Gavrielov's cessation of employment, subject to certain conditions. If his employment terminates for any reason other than for cause or his death or disability, then Mr. Gavrielov will only have a 30-day period following his termination date in which to exercise the option for any ordinary shares for which the option is exercisable at the time of his termination. Should Mr. Gavrielov's employment with us terminate as a result of his death or disability, he or the legal representatives of his estate will have a six-month period in which to exercise the option for any shares for which the option is exercisable at the time of his death or the termination of his employment. In the event Mr. Gavrielov's employment is terminated for cause, the option will terminate immediately as of the date and time of his termination; and

  . In the event we are acquired in a transaction that results in a change of control and the options issued to Mr. Gavrielov are not assumed or substituted with equivalent options by the successor corporation, then the smaller of the amount of shares that would have vested over the 12-month period following the change of control, or the amount of shares representing 50% of the unvested shares, shall immediately vest and become exercisable by him.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the approval of the share option grant for the right to purchase 100,000 ordinary shares granted to Mr. Gavrielov effective as of January 16, 2001.

                                PROPOSAL NO. 3

 APPROVAL OF THE SHARE OPTION GRANT FOR THE RIGHT TO PURCHASE 60,000 ORDINARY
                             SHARES TO AMOS WILNAI

   The shareholders are being asked to vote on a proposal to approve the share option grant for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Amos Wilnai, our Director, effective as of April 18, 2001, with an exercise price of $7.00 per share. This option grant was recommended by our Compensation Committee, approved by our Audit Committee and by our full Board of Directors, who also recommended this option grant for shareholder approval.

   The material terms and conditions of that option grant are summarized as follows:

  . The option is for 60,000 ordinary shares and has an exercise price of $7.00 per share, the initial public offering price of our ordinary shares. Although the fair market value of our ordinary shares on April 18, 2001, was $11.25, our Board of Directors determined that it was in the best interest of our shareholders, to grant this share option to Mr. Wilnai with an exercise price equal to the initial public offering price of our ordinary shares. Mr. Wilnai became one of our Directors on March 20, 2001. As had been contemplated by our Board of Directors, the exercise price of the grant to Mr. Wilnai is the same as the exercise price of the grants to all of the other individuals who served as our non-employee directors on March 20,2001, the date our Registration Statement on Form S-1 became effective;

  . The option will become exercisable for the option shares over Mr.
    Wilnai's period of continued service with us in a series of 42 successive equal monthly installments, each vesting upon his completion of each additional month of service;

  . The option has a maximum term of 10 years measured from the April 18, 2001 grant date, subject to earlier termination upon Mr. Wilnai's cessation of service, subject to certain conditions. If he ceases to serve as our director for any reason other than for cause or as a result of his death or disability, then Mr. Wilnai will only have a 30-day period following his cessation of service in which to exercise the option for any ordinary shares for which the option is exercisable at the time of his cessation of service. Should Mr. Wilnai's service with us terminate as a result of his death or disability, he or the legal representatives of his estate will have a six-month period in which to exercise the option for any shares for which the option is exercisable at the time of his cessation of service. In the event Mr. Wilnai is removed from our Board of Directors for cause, the option will terminate immediately as of the date and time of his termination; and

  . In the event we are acquired in a transaction that results in a change of control and the options issued to Mr. Wilnai are not assumed or substituted with equivalent options by the successor corporation, then the smaller of the amount of shares that would have vested over the 12-month period following the change of control, or the amount of shares representing 50% of the unvested shares, shall immediately vest and become exercisable by him.

   Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the approval of the share option grant for the right to purchase 60,000 ordinary shares granted to Mr. Wilnai effective as of April 18, 2001.

                                PROPOSAL NO. 4

 APPROVAL OF THE SHARE OPTION GRANT FOR THE RIGHT TO PURCHASE 60,000 ORDINARY
                              SHARES TO TALI ABEN

   The shareholders are being asked to vote on a proposal to approve the share option grant for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 Share Incentive Plan to Tali Aben, our External Director, effective as of March 20, 2001, with an exercise price of $7.00 per share. This option grant was recommended by our Compensation Committee, approved by our Audit Committee and by our full Board of Directors, who also recommended this option grant for shareholder approval.

   Although the shareholders previously approved this grant to Tali Aben on October 18, 2000, pursuant to the Israeli Companies Law, you are being asked to reapprove this grant to Ms. Aben in her capacity as an External Director. The material terms and conditions of that option grant are summarized as follows:

  . The option is for 60,000 ordinary shares and has an exercise price of $7.00 per share, the fair market value of our ordinary shares on March 20, 2001;

  . The option will become exercisable for the option shares over Ms. Aben's period of continued service with us in a series of 42 successive equal monthly installments, each vesting upon her completion of each additional month of service;

  . The option has a maximum term of 10 years measured from the March 20, 2001 grant date, subject to earlier termination upon Ms. Aben's cessation of service, subject to certain conditions. If she ceases to serve as our Director for any reason other than for cause or her death or disability, then Ms. Aben will only have a 30-day period following her cessation of service in which to exercise the option for any ordinary shares for which the option is exercisable at the time of her cessation of service. Should Ms. Aben's service with us be terminated as a result of her death or disability, she or the legal representatives of her estate will have a six-month period in which to exercise the option for any shares for which the option is exercisable at the time of her cessation of service. In the event Ms. Aben is removed from our Board of Directors for cause, the option will terminate immediately as of the date and time of her termination; and

  . In the event we are acquired in a transaction that results in a change of control and the options issued to Ms. Aben are not assumed or substituted with equivalent options by the successor corporation, then the smaller of the amount of shares that would have vested over the 12-month period following the change of control, or the amount of shares representing 50% of the unvested shares, shall immediately vest and become exercisable by her.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the approval of the share option grant for the right to purchase 60,000 ordinary shares granted to Ms. Aben effective as of March 20, 2001.

                                PROPOSAL NO. 5

            APPROVAL OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS
              WHO ALSO SERVE AS MEMBERS OF OUR BOARD OF DIRECTORS

   The shareholders are being asked to vote on a proposal to approve the compensation of our executive officers who also serve as members of our Board of Directors.

   Pursuant to the Israeli Companies Law, our shareholders must approve the compensation terms of our executive officers who also serve as directors. Three of our executive officers also serve as our directors, Moshe Gavrielov, our Chief Executive Officer, Yoav Hollander, our Chief Technology Officer, and Michael McNamara, our Senior Vice President of Technology.

   The compensation terms for Messrs. Gavrielov, Hollander and McNamara are as follows:

                                                     Bonus Paid   Annual Base
                    Name and Title                    for 2000  Salary for 2001
                    --------------                   ---------- ---------------
   Moshe Gavrielov.................................. $  225,000   $   330,000
    Chief Executive Officer
   Yoav Hollander................................... 64,500 NIS   636,000 NIS
    Chief Technology Officer
   Michael McNamara................................. $   60,000   $   170,200
    Senior Vice President of Technology

   On April 30, 2001, the exchange rate between the new Israeli Shekel and the United States dollar as quoted in The Wall Street Journal was NIS 4.1375 to $1.00. For a detailed description of the compensation paid to our executive officers during the fiscal year ended December 31, 2000, please see the section entitled "Executive Compensation" beginning on Page 20 of this proxy statement.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the approval of the compensation terms for Messrs. Gavrielov, Hollander and McNamara.

                                PROPOSAL NO. 6

APPROVAL OF THE INDEMNIFICATION AGREEMENTS BETWEEN US AND EACH OF OUR EXTERNAL
                                   DIRECTORS

   The shareholders are being asked to approve the indemnification agreements between us and each of the individuals who serves or will serve as our External Directors. A form of the indemnification agreement is attached to this proxy statement as Appendix B. Our Board of Directors appointed Tali Aben to serve as one of our External Directors and, pursuant to Proposal No. 1 of this proxy statement, has recommended Amos Wilnai for election as our other External Director.

   On April 18, 2001, subject to the approval of our shareholders, our Audit Committee and Board of Directors approved the indemnification agreements between us and Ms. Aben and Mr. Wilnai, respectively, which include an exemption in advance from liability resulting from a breach of duty of care owed to us. In addition to the approval of our Audit Committee and our Board of Directors, the Israeli Companies Law requires that we to obtain shareholder approval of indemnification agreements between us and our directors and of the granting of exemptions to directors from liability resulting from a breach of their duty of care towards us. Prior to the initial public offering of our ordinary shares, we entered into indemnification agreements with each of our executive officers and our Directors, including Ms. Aben, and these agreements were approved by our shareholders in October 2000. You are being asked to reapprove the indemnification agreement with Ms. Aben in her capacity as an External Director and to approve the indemnification agreement with our nominee for External Director, Amos Wilnai, who's election subject to shareholder approval of Proposal No. 1.

   The material terms of each of the indemnification agreements are:

  . We will indemnify, defend and hold harmless Ms. Aben and Mr. Wilnai, respectively, to the fullest extent permitted by any applicable law, subject to certain limitations set forth in the agreement, by reason of any act or omission by either of them in their capacity as our director and in connection with the following:

  . Any claim, demand, suit or action, known as a Claim, in connection with our, or our shareholders, holding, offering, sale or disposition of our securities to the public and/or to private investors pursuant to a prospectus, memorandum, agreement or otherwise;

  . Any Claim made in connection with any applicable securities law, including, but not limited to, any Claim relating to the failure to timely and/or properly disclose any information required to be disclosed pursuant to any applicable law, or relating to inadequate or improper disclosure of information to our shareholders, potential or prospective shareholders or any relevant governmental authority;

  . Any Claim arising out of our investments in other entities, our negotiation and/or entering into a transaction, our execution and observance thereof and our actions in connection with the purchase, sale or merger of companies, legal entities or assets, and the division or consolidation thereof;

  . Any Claim made by our employees, officers, directors, consultants, agents, suppliers, contractors, distributors, representatives or any other third party providing services to us, in connection with their employment and/or contractual relations with us, or the termination of such relations;

  . Any Claim made by licensees, customers, end-users, suppliers, contractors, distributors, representatives or other third parties in connection with any business transacted by or with us, whether or not in the ordinary course of its business, including, without limitation, a Claim relating to the negotiations of transactions, the implementation thereof or representations or warranties provided in connection therewith;

  . Any Claim made by any third party, including licensees, customers, and end-users of our products, relating to personal injury, damage to property or damage to business (including but without limitation loss of revenue, loss of savings and loss of clientele), resulting from or connected with any act or omission of ours, our employees, officers, directors, agents, representatives, or other persons acting on our behalf, or in connection with the use of products sold or licensed by us and the distribution, sale or use of our products;

  . Any Claim made for actual or alleged infringement, misappropriation or misuse by us of any third party's rights with respect to any proprietary rights or intellectual property and any actions taken in connection with the registration of any form of protection with respect to any of our proprietary rights or intellectual property rights;

  . Any Claim made by any of our lenders and/or creditors for moneys borrowed, credits granted, or other indebtedness;

  . Any Claim relating to us, our business or operations arising out of administrative, regulatory or judicial actions (including, without limitation, orders, decrees, directives, liens, investigations, proceedings and the like) or the violation, alleged or actual, of any such administrative, regulatory or judicial actions or any applicable law; and

  . Any Claim made, directly or indirectly, in connection with our failure or the failure of our employees, officers or directors, to effect payments, cause reports to be filed or obtained, keep applicable records or otherwise, regarding any compulsory payments of any form, origin or nature whatsoever, and under any applicable law, including any interest, penalty or addition thereto.

  . The indemnification will apply only with respect to a financial obligation imposed on the director in favor of any third party and to reasonable litigation expenses, including attorney's fees.

  . The indemnification will not apply for any liability arising out of:

  . a breach of the duty of loyalty, unless the director acted or omitted to act in good faith and had a reasonable reason to believe that our interests would not be harmed by the director's action;

  . an intentional or reckless breach of his or her duty of care;

  . an action taken with the intent to unlawfully gain personal profit; and

  . any fine or penalty payment.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the approval of the indemnification agreements between us and each of the individuals who serves or will serve as one of our External Directors.

                                PROPOSAL NO. 7

 APPROVAL OF THE SELECTION OF MESSRS. KOST FORER & GABAY, A MEMBER OF ERNST &
               YOUNG INTERNATIONAL, AS OUR INDEPENDENT AUDITORS

Selection

   The shareholders are being asked to approve the selection of Messrs. Kost Forer & Gabay, a member of Ernst & Young International ("Ernst & Young"), as our independent auditors for the fiscal year ending December 31, 2001.

   Ernst & Young has audited our financial statements annually since the 1997 fiscal year. Its representatives will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Under Israeli law, a company must present for discussion at its Annual General Meeting its financial statements for its preceding fiscal year. Accordingly, at the meeting, the auditor's report and our consolidated financial statements for the fiscal year ended December 31, 2000 will be presented for discussion.

Audit Fees

   The aggregate fees for professional services rendered by Ernst & Young in connection with their audit of our annual and semi-annual (six months ended June 30, 2000) and quarterly consolidated financial statements included in our Registration Statement on Form S-1 for the fiscal year ended December 31, 2000 totaled approximately $353,000.

Financial Information Systems Design and Implementation Fees

   Ernst & Young did not perform any financial information systems design or implementation services for us during fiscal year 2000.

All Other Fees

   The aggregate fees for all other services rendered by Ernst & Young for the fiscal year ended December 31, 2000 totaled approximately $704,000 and can be sub-categorized as follows:

 Attestation Fees

   The aggregate fees for attestation services for matters such as SEC registration statements, comfort letters, Statement on Auditing Standards No. 70 reports, employee benefit plan audits and agreed-upon procedures totaled approximately $565,000.

 Other Fees

   The aggregate fees for all other services, including due diligence related to business and operational process improvements, tax consulting and regulatory matters, totaled approximately $139,000.

Review of Auditor Independence

   The Audit Committee has considered and determined that the provision of non-audit services rendered by Ernst & Young is compatible with maintaining Ernst & Young's independence as our principal auditor.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the approval of the selection of Messrs. Kost Forer & Gabay, a member of Ernst & Young International, as our independent auditors for the fiscal year ending December 31, 2001.

                            PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information regarding the beneficial ownership of our ordinary shares as of April 30, 2001 and the percentage ownership of our ordinary shares. The information is provided with respect to:

  . each person who is known to us to own beneficially more than 5% of the outstanding ordinary shares;

  . each of our directors;

  . our Chief Executive Officer and each of our four other most highly compensated executive officers

  . for the year ended December 31, 2000; and

  . all of our directors and executive officers as a group.

   Except as otherwise indicated by footnote, and subject to community property laws where applicable, the named person has sole voting and investment power with respect to all of the ordinary shares shown as beneficially owned.

                                                         Shares    Approximate
                                                      Beneficially Percentage
        Name and Address of Beneficial Owner            Owned (1)     Owned
        ------------------------------------          ------------ -----------
Yoav Hollander (2)...................................  3,021,725      16.2%
Entities associated with Sequoia Capital (3).........  1,867,316      10.0
 300 Sand Hill Road, 4-280
 Menlo Park, California
Entities Associated with Venglobal Capital Partners
 (4).................................................    948,053       5.1
 20195 Stephens Creek Blvd., #110
 Cupertino, California
Tali Aben (5)........................................    859,464       4.6
Pierre Lamond (3)....................................  1,899,631      10.2
Zohar Zisapel (6)....................................    832,193       4.5
Moshe Gavrielov (7)..................................    832,056       4.4
Charles G. Alvarez (8)...............................    107,500         *
Francine Ferguson (9)................................     76,413         *
Lawrence Lapides (10)................................     73,623         *
Michael McNamara.....................................    524,413       2.8
Amos Wilnai (11).....................................      2,857         *
Directors and executive officers as a group (11
 Persons) (12).......................................  8,365,417      43.7%

--------
  * less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Ordinary shares subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days after April 30, 2001 are deemed outstanding for purposes of computing the percentage ownership of the persons holding such options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise noted, the address for each of the directors and executive officers named in the table is 2041 Landings Drive, Mountain View, California 94043.

 (2) Includes 1,198,562 shares held by Ma'ahaz Ne'eman Ltd. (Trustee, 1997 Israel Share and Stock Option Plan) of which Mr. Hollander has sole voting power. Mr. Hollander has irrevocably instructed Ma'ahaz Ne'eman to transfer these shares as required in connection with the 1997 Israel Share and Stock Option Plan as directed by our board of directors, or a committee thereof, from time-to-time. Mr. Hollander disclaims beneficial ownership of the shares held by Ma'ahaz Ne'eman Ltd.

 (3) Represents 1,708,595 shares held by Sequoia Capital VII, L.P., 74,694 shares held by Sequoia Technology Partners VII, 19,494 shares held by Sequoia 1997 LLC, 34,656 shares held by SQP 1997 and 29,877 shares held by Sequoia International Partners, of which 1,138,235 shares are non-voting shares that may be converted into voting shares on a one-for-one basis at the election of the holder, subject to some conditions. SC VII Management-A, LLC is the general partner of Sequoia Capital VII, Sequoia Technology Partners VII and Sequoia International Partners. Each of Douglas Leone, Michael Moritz, Mark Stevens and Thomas Stephenson is a managing member of SC VII Management-A. Messrs. Leone, Moritz, Stevens and Stephenson share voting and investment power with respect to all of the shares owned by each of the Sequoia entities listed above. Each of Messrs. Leone, Moritz, Stevens and Stephenson disclaim beneficial ownership of the shares held by these entities, except to the extent of his interest therein. Pierre Lamond is a non-managing member of SC VII Management-A. He is also one of our directors. Mr. Lamond disclaims beneficial ownership of the shares held by these entities, except to the extent of his interest therein. The amount shown for Mr. Lamond includes 28,029 shares held by the Pierre R. Lamond and Christine E. Lamond Trust, dated November 22, 1985 and 4,286 shares issuable upon exercise of an option that vests within 60 days of April 30, 2001.

 (4) Represents 801,659 shares held by Venglobal Capital Fund, LP and 146,394 shares held by Venglobal Capital Partners LLC. Phil Mak and Gary Cheng are each a general partner of Venglobal Capital Fund, LP and Venglobal Capital Partners, LLC and have shared voting and investment power with respect to all of the shares owned by each entity. Each of these general partners disclaims beneficial ownership of the shares held by these entities, except to the extent of her interest therein.

 (5) Represents 855,178 shares held by Gemini Israel Fund and includes 4,286 shares issuable upon exercise of an option (the grant of which is subject to shareholder approval--see Proposal No. 4) that vests within 60 days of April 30, 2001. Tali Aben is a general partner of Gemini Israel Fund and shares voting and investment power with respect to all of the shares owned by this entity. Ms. Aben disclaims beneficial ownership of the shares held by this entity, except to the extent of his interest therein.

 (6) Represents 274,409 shares held by Lomsha Ltd., 274,409 shares held by Michael and Klil Holdings (93) Ltd. and 283,375 shares held by Zohar Zisapel which includes 4,286 shares issuable upon exercise of an option that vests within 60 days of April 30, 2001.

 (7) Includes 153,986 restricted shares subject to our repurchase option and 159,618 shares issuable in connection with a fully exercisable option, of which 106,412 would be restricted shares subject to our repurchase option as of April 30, 2001.

 (8) Includes 50,625 shares issuable upon exercise of an option that vests within 60 days of April 30, 2001.

 (9) Includes 55,913 shares issuable upon exercise of an option that vests within 60 days of April 30, 2001.

(10) Includes 70,623 shares issuable upon exercise of an option that vests within 60 days of April 30, 2001.

(11) Includes 2,857 shares issuable upon exercise of an option (the grant of which is subject to shareholder approval--see Proposal No. 3) that vests within 60 days of April 30, 2001.

(12) Includes 153,986 restricted shares subject to our repurchase option and 485,036 shares subject to options exercisable within 60 days of April 30, 2001.

                            EXECUTIVE COMPENSATION

   The following table sets forth, for the years ended December 31, 2000 and 1999, all compensation earned for services rendered to us, in all capacities, by our chief executive officer and each of our four other most highly compensated executive officers.

                          Summary Compensation Table

                                                                    Long-Term
                                                                   Compensation
                                      Annual Compensation             Awards
                              ------------------------------------  Securities
                                                      Other Annual  Underlying
 Name and Principal Position  Year Salary($) Bonus($) Compensation   Options
 ---------------------------  ---- --------- -------- ------------ ------------
Moshe Gavrielov.............. 2000 $300,000  $ 86,580      --            --
 Chief Executive Officer      1999  260,000    58,356      --        159,618

Charles Alvarez.............. 2000  175,000    26,350      --         60,000
 Vice President of Finance    1999  160,000    11,250      --         30,000
 and Administration and Chief
 Financial Officer

Francine Ferguson............ 2000  151,251    22,100      --         45,000
 Vice President of Marketing  1999  136,250    17,000      --         30,000

Lawrence Lapides............. 2000  120,000   124,728    7,200        72,000
 Vice President of Sales      1999  105,333    49,097    5,000           --

Michael McNamara............. 2000  160,000       --       --            --
 Senior Vice President of     1999  127,333       --       --            --
 Technology

   The amount in the column titled "Other Annual Compensation" represents the value of Mr. Lapides' car allowance.

Option Grants in Fiscal Year 2000

   The table below sets forth certain information concerning the grant of share options to our chief executive officer and each of our four other most highly compensated executive officers for the year ended December 31, 2000.

                                                                           Potential
                                                                       Realizable Value
                                                                       at Assumed Annual
                                     Percent of                         Rates of Share
                         Number of  Total Options                            Price
                         Securities  Granted to                        Appreciation for
                         Underlying Employees in  Exercise                Option Term
                          Options    Fiscal Year    Price   Expiration -----------------
          Name            Granted       2000      Per Share    Date       5%      10%
          ----           ---------- ------------- --------- ---------- -------- --------
Moshe Gavrielov.........      --         --         $ --          --   $    --  $    --
Charles Alvarez.........   60,000        4.0%        2.80    01/19/10   364,108  621,033
Francine Ferguson.......   45,000        3.0%        2.80    01/19/10   485,477  828,044
Lawrence Lapides........   72,000        4.9%        2.80    01/19/10   582,572  993,652
Michael McNamara........      --         --           --          --        --       --

   Percentages of total options for individual grants are based on an aggregate of options to purchase 1,481,600 ordinary shares granted to our employees, directors and consultants during fiscal year 2000, including our chief executive officer and each of our four other most highly compensated executive officers. The exercise price per share of each option was equal to the fair market value of the ordinary shares on the date of grant as determined by our board of directors. Each option becomes exercisable, or vests, as follows:

  . 1/4th of the ordinary shares underlying the option will vest on the first anniversary of the option grant date, which is typically the first day of employment in the case of options granted to new employees; and

  . after the first anniversary, 1/48th of the shares will vest monthly until the optionee is fully vested on the fourth anniversary of the option grant date.

   Potential realizable value is based on the assumption that our ordinary shares appreciate at the annual rate shown, compounded annually, based upon $7.00, the public offering price of our ordinary shares on March 20, 2001, until the expiration of the option term. These numbers are calculated based on the Securities and Exchange Commission requirements and do not reflect our estimates of future stock price growth.

Fiscal Year End 2000 Option Values

   The following table sets forth certain summary information concerning share options held as of December 31, 2000 by our chief executive officer and each of our four other most highly compensated executive officers. Mr. Alvarez exercised 54,375 options and Mr. Lapides exercised 2,500 options during the year ended December 31, 2000.

                                                      Number of
                                                Securities Underlying     Value of Unexercised
                                               Unexercised Options at    In-the-Money Options at
                           Shares                 December 31, 2000         December 31, 2000
                          Acquired    Value   ------------------------- -------------------------
          Name           on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
Moshe Gavrielov.........      --         --     39,905       119,713     $235,440     $706,307
Charles Alvarez.........   54,375    346,594    14,375       111,250       91,531      577,375
Francine Ferguson.......      --         --     51,788        68,812      342,134      342,640
Lawrence Lapides........    2,500     16,275    41,150        75,973      267,887      328,264
Michael McNamara........      --         --        --            --           --           --

   The value realized and the value of unexercised in-the-money options at December 31, 2000 are based on the initial public offering price of $7.00 per share, less the per share exercise price, multiplied by the maximum number of shares that may be issuable upon exercise of the option.

Employment Agreements

   In March 1998, we entered into an employment agreement with Moshe Gavrielov, our chief executive officer. Pursuant to this agreement, Mr. Gavrielov's initial annual salary was equal to $250,000 and he was eligible for a target performance bonus of 50% of his annual base salary. In addition, we granted Mr. Gavrielov the right to purchase 671,938 ordinary shares pursuant to a share restriction agreement. Under the terms of the share restriction agreement, 1/4th of the ordinary shares purchased vested in March 1999 and 1/48th of the shares became vested or will vest every month thereafter until the shares underlying the share restriction agreement are fully vested on March 23, 2002, if he remains an employee. If Mr. Gavrielov's employment is terminated or constructively terminated without cause, including termination within 12 months of a transaction that results in a change of control, he will receive:

  . a lump sum payment equal to his then current annual base salary;

  . acceleration of the vesting of those shares which would have vested during the 12-month period following termination or the 24-month period following termination if his termination occurs within 12 months of a change of control; and

  . any bonuses that would otherwise have been paid to him.

   As of December 31, 2000, 209,981 ordinary shares remained unvested under the share restriction agreement. The value of Mr. Gavrielov's unvested restricted shares as of December 31, 2000, was equal to $1.4 million, determined by multiplying the number of unvested shares by $7.00, the initial public offering price of our ordinary shares (net of any consideration paid by Mr. Gavrielov). In addition, in the event we were to declare dividends, Mr. Gavrielov would receive dividends on his restricted shares. Although we have an option to repurchase any of Mr. Gavrielov's restricted shares that remain unvested upon the termination of his employment with us, we cannot be certain that we will exercise this option or be in a position to satisfy the requirements set forth in the Israeli Companies Law to be able to exercise our repurchase option.

   In November 1999, we entered into an employment agreement with Michael McNamara, our senior vice president of technology. Pursuant to the agreement, Mr. McNamara is entitled to receive an initial base salary of $160,000 per year and will be eligible to receive an annual performance bonus of 25% of his annual salary. In the event of his termination within 18 months of a change of control, Mr. McNamara will receive:

  . a lump sum payment equal to his then current annual base salary;

  . full acceleration of the vesting provisions governing any share options and restricted shares held by him;

  . medical insurance coverage for a period of 12 months after the date of termination; and

  . any bonuses that would otherwise have been paid to him, prorated through the date of termination.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION

Purpose of the Compensation committee

   The Compensation Committee of our Board of Directors has the responsibility for determining compensation levels for our executive officers each fiscal year, subject to the approval of our Audit Committee and the Board of Directors, as required by the Israeli Companies Law, and establishing our policies and practices governing our executive compensation. Our Committee's functions include:

  . determining the compensation of our Chief Executive Officer, Moshe
    Gavrielov;

  . on recommendation of our Chief Executive Officer, reviewing and approving the other executive officers' compensation, including salary and bonuses;

  . reviewing and approving any compensation plans affecting our executive officers; and

  . recommending awards under our share incentive plans.

   Our committee is providing the following report on our executive compensation policies, the relationship of our performance to executive compensation and our Chief Executive Officer's compensation.

Compensation Policies

   Our executive compensation policies are designed to address a number of objectives, including rewarding financial performance and motivating executive officers to achieve significant returns for our shareholders. The objectives of our policies are to:

  . offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success and motivate individuals to perform at their highest level;

  . maintain a significant portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals; and

  . reward outstanding individual performance that contributes to our long-term success.

Elements of Compensation

   Each executive officer's compensation package may be comprised of three elements:

  . base compensation, which reflects the individual performance and is designed primarily to be competitive with salary levels in a comparative group;

  . variable or bonus compensation payable based on the achievement of financial performance goals and individual performance; and

  . long-term share-based incentive compensation.

   Base Compensation. When establishing the base compensation for executive officers, the Compensation Committee considers:

  . the individual's role, responsibilities and performance during the past year;

  . the amount of compensation paid to executive officers in similar positions of comparable software and related companies similar in size and business that compete with us in the recruitment and retention of senior personnel; and

  . compensation relative to our other executive officers.

   No specific formula was applied to determine the weight of each factor. We believe that the total cash compensation for our executive officers for the fiscal year ended December 31, 2000 was competitive with the total cash compensation for executive officers at companies with which we compete for executives.

   Variable Compensation. When establishing the variable compensation for our executive officers, the Compensation Committee primarily considers whether the executive officer achieved the financial objectives set forth by the Board of Directors at both a corporate and a departmental level, including revenue, profitability and bookings. In addition, the Compensation Committee considers the overall performance of the executive officer relating to non-financial objectives, including the effective operation of management reporting to the executive officers and each executive officer's general management skills. The Compensation Committee is working with management to develop a set of agreed upon objectives for measuring an individuals overall executive performance in the future.

   Long-Term Incentive Compensation. We have provided long-term compensation to our executives in the form of share options and restricted shares. The Compensation Committee believes that equity-based compensation closely aligns the interests of our executive officers with those of our shareholders by providing an incentive to perform the duties with a focus on long-term strategic objectives relating to growth and shareholder value. Share options and restricted shares are granted to our executive officers under our various option and incentive plans, based on factors discussed earlier in this report. The share options and restricted shares utilize vesting periods that encourage key executives to continue in our employ. All options granted to executive officers to date have been granted at the fair market value of our ordinary shares on the date of grant except in the case of executive officers who hold more than 10% of the outstanding voting shares, in which case the exercise price equals 110% of the fair market value on the date of grant.

Chief Executive Officer Compensation

   Our Chief Executive Officer, Moshe Gavrielov, is compensated based on an employment agreement that was entered into between us and Mr. Gavrielov, effective March 23, 1998. Under the terms of his agreement, Mr. Gavrielov received an annual base salary of $300,000 in 2000, as determined by the Board of Directors and approved by the shareholders. Mr. Gavrielov's annual bonus, if any, is equal to 50% of his base salary based on specific performance criteria determined by the Board of Directors and approved by our Audit Committee and our shareholders. These criteria primarily involve achieving overall revenue and profitability results. The amount of annual bonus paid to Mr. Gavrielov in 2000 under his employment agreement was $86,580. The Compensation Committee reviewed Mr. Gavrielov's salary at the beginning of 2001 using the same criteria and policies as are employed for the other executive officers.

Tax Deductibility of Executive Compensation

   Section 162(m). Our Board of Directors has considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, on the compensation paid to our executive officers. Section 162(m) limits tax deductions for certain executive compensation over $1.0 million in any taxable year. Certain types of compensation are deductible only if performance criteria are specified in detail and shareholders have approved the compensation arrangements. We believe that it is generally in the best interests of our shareholders to structure compensation plans so that compensation is deductible under
Section 162(m). Therefore, we have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of
Section 162(m).

                                       COMPENSATION COMMITTEE OF THE BOARD
                                        OF DIRECTORS

                                       Tali Aben
                                       Pierre Lamond
                                       Zohar Zisapel

                               PERFORMANCE GRAPH

   Item 402(l)(2) of Regulation S-K promulgated under the Securities Act of 1993, as amended, requires a performance graph only if a class of securities has been registered under Section 12 of the Securities Exchange Act of 1934, as amended, during the fiscal year ended for the period of time covered by this proxy statement (i.e. December 31, 2000.) Our ordinary shares were not registered under Section 12 of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2000, therefore we have not provided a performance graph.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Adoption of Audit Committee Charter

   During the fiscal year ended December 31, 2000, we developed a written charter for the Audit Committee. The complete text of the new charter, which reflects standards set forth in the regulations promulgated under the Securities Act of 1933, as amended, and the Marketplace Rules of the National Association of Securities Dealers, Inc., is included as Appendix A of this proxy statement.

Committee Member Independence

   The Audit Committee of our Board of Directors consists of three members who are not our employees or employees of our subsidiaries. Each of the members of the Audit Committee qualifies as an "independent" director under the applicable listing standards.

Communications with Management and Independent Auditors

   Our Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with Messrs. Kost Forer & Gabay, a member of Ernst & Young International, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has also received written disclosures and the letter from Messrs. Kost Forer & Gabay, a member of Ernst & Young International, required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Messrs. Kost Forer & Gabay, a member of Ernst & Young International their independence from us.

Recommendation Regarding Financial Statements

   Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in our Registration Statement on Form S-1 which the Securities and Exchange Commission declared effective on March 20, 2001. We were not required to file an Annual Report of Form 10-K for the fiscal year ended December 31, 2000.

                                       AUDIT COMMITTEE OF THE BOARD OF
                                        DIRECTORS

                                       Tali Aben
                                       Zohar Zisapel
                                       Pierre Lamond

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and beneficial owners of more than ten percent of our capital shares registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, to file initial reports of ownership and reports of changes in ownership of our capital shares with the Securities and Exchange Commission and the Nasdaq National Market, and to provide copies of such reports to us.

   During the fiscal year ended December 31, 2000, none of our equity securities were registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, therefore, none of our executive officers, directors or beneficial owners of more than ten percent of our capital shares were required to file any reports during the fiscal year ended December 31, 2000.

                        COST OF SOLICITATION OF PROXIES

   We will pay all expenses associated with the solicitation of proxies, including clerical work, printing and postage. We are not using an outside proxy solicitation for this year, and proxies may be solicited on our behalf by our directors, officers and employees in person or by mail, telephone, facsimile or other electronic means. No additional compensation will be paid to these individuals for such solicitations. We will reimburse brokers, nominees, fiduciaries and other custodians for their reasonable expenses incurred in sending copies of the solicitation materials to our shareholders.

                             SHAREHOLDER PROPOSALS

   We know of no other matters that will be presented for consideration at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

   If you want to consider including a proposal in our proxy statement next year, you must deliver your proposal to our corporate secretary no later than January 16, 2002. Our Articles of Association also contain specific procedural requirements regarding a shareholder's ability to nominate a director or submit a proposal to be considered at a meeting of shareholders. If you would like a copy of the procedures contained in our Articles of Association, please contact:

                              Corporate Secretary

                                 Verisity Ltd.
                              2041 Landings Drive
                        Mountain View, California 94043
                                (650) 934-6800

                                                                     APPENDIX A

                CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF
                          DIRECTORS OF VERISITY LTD.

I. PURPOSE

   The primary purposes of the Audit Committee are to assist the Board of Directors (the "Board") in providing an avenue for open communication among the independent accountants, financial and senior management and the Board and fulfilling its oversight responsibilities with regard to (i) the integrity of the financial statements of Verisity Ltd. (including its subsidiaries, the "Corporation"), (ii) the compliance by the Corporation with legal and regulatory requirements, (iii) the independence and performance of the Corporation's internal and external accountants and (iv) perform all functions and duties required under the Companies Law, 1999--5759 (the "Companies Law").

II. COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director and free from any relationship that in the opinion of the Board would interfere with the exercise of his or her independent judgment as a member of the Committee. In addition, one member of the Audit Committee shall have accounting or related financial management experience. Furthermore, all of the External Directors shall be members of the Audit Committee as per the requirements of the Companies Law.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Audit Committee shall designate a Chairman by majority vote of the full Committee membership.

III. MEETINGS

   The Committee shall meet at least once every three months. Subject to the preceding sentence, the Committee shall hold such regular meetings as it deems necessary and such special meetings as may be called by the Chairman of the Committee or at the request of the independent accountants.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Committee shall:

 Documents/Reports Review:

   1. Review the Corporation's annual financial statements and make a recommendation to the Board whether they should be included in the Corporation's Annual Report on Form 10-K.

   2. Review with financial management and the independent accountants each Form 10-Q prior to its filing, including whether to reconcile and describe any adjustments to quarterly information previously reported in a Form 10-Q for any quarter. The Chair of the Committee may represent the entire Committee for purposes of this review.

 Independent Accountants:

   3. Recommend to the Board the selection of the independent accountants and the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall (i) review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine their independence, (ii) receive from them the disclosures regarding their independence required by Independent Standards Board Standard No. 1, and (iii) if so determined by the Audit Committee, recommend that the Board take appropriate action to ensure the independence of the accountants.

   4. Review the performance of the independent accountants and propose replacement of the independent accountants when circumstances warrant.

   5. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

 Financial Reporting Processes:

   6. Meet with the independent accountants and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent accountants.

   7. Review with the independent accountants and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such controls, with emphasis on (i) whether such controls are in accordance with generally accepted accounting principles, and (ii) the adequacy of such controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

   8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

   9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

   10. Following completion of the annual audit, review with the independent accountants the matters covered by Statement on Auditing Standard No. 61, including (a) any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, (b) methods used to account for significant unusual transactions; (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; and (d) the process used by management in formulating any particularly sensitive accounting estimates and the basis for the accountants' conclusions regarding the reasonableness of those estimates.

   11. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements, including whether there were any disagreements with regard to the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

   12. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

   13. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

 Ethical and Legal Compliance:

   14. Review periodically the Corporation's Code of Conduct and its system for enforcing the Code.

   15. Review with counsel legal matters that could have a significant impact on the Corporation's financial statements.

 Report of Audit Committee:

   16. Deliver a report for inclusion in the Proxy Statement of the Corporation for its Annual Meeting of Shareholders (the "Proxy Statement") on whether the Committee has (a) reviewed and discussed the audited financial statements with management, (b) discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standard No. 61, as may be modified or supplemented, (c) received from the independent accountants disclosures regarding their independence required by Independence Standards Board Standard No. 1, as may be modified or supplemented, which report shall state whether, based upon such review and discussions, the Committee recommended to the Board the inclusion of the audited financial statements in the Corporation's Annual Report on Form 10-K for the last fiscal year, and (d) discussed with the independent accountants such accountants' independence.

 Charter Disclosure/Review:

   17. Deliver a disclosure for inclusion in the Proxy Statement as to whether the Board has adopted a written charter and, if so, include a copy of such charter as an appendix to the Proxy Statement at least once every three years.

   18. Review and reassess with counsel and management the current charter, and, to the extent necessary, revise the charter.

                                                                           PROXY

                                 VERISITY LTD.
            ANNUAL GENERAL MEETING OF SHAREHOLDERS ON JUNE 14, 2001
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VERISITY LTD.

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual General Meeting to be held June 14, 2001 and the proxy statement and appoints Moshe Gavrielov and Yoav Hollander, and each of them individually, the Proxy of the undersigned, with the full power of substitution, to vote all ordinary shares of Verisity Ltd. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual General Meeting of Shareholders of Verisity Ltd. to be held at our registered offices located at 8-10 Ha'Melacha Street, Rosh Ha'Ayin, Israel, where our phone number is (972) 3-900-4000, on June 14, 2001, at 10:00 a.m. Israeli time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present.
The ordinary shares represented by the Proxy shall be voted in the manner as set forth on the reverse side.


MARK HERE [_] IF YOU PLAN TO ATTEND THE MEETING

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7, and
8.

1. To elect Amos Wilnai as one of our external directors to hold office for a three-year term and until his successor shall be elected and qualified, subject to and in accordance with the provisions of the Israeli Companies Law.

       [_]   FOR the Nominee   [_]   WITHHOLD AUTHORITY

2. To approve the share option grant for the right to purchase 100,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Moshe Gavrielov, our Director and Chief Executive Officer, effective as of January 16, 2001, with an exercise price of $8.00 per share.

       [_]   FOR               [_]   AGAINST          [_]   ABSTAIN

3. To approve the share option grant for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Amos Wilnai, our Director, effective as of April 18, 2001 with an exercise price of $7.00 per share.

       [_]   FOR               [_]   AGAINST          [_]   ABSTAIN


4. To approve the share option grant for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Tali Aben, our External Director, effective as of March 20, 2001, with an exercise price of $7.00 per share.

       [_]   FOR               [_]   AGAINST          [_]   ABSTAIN

5. To approve the compensation of our executive officers who also serve as members of our Board of Directors.

A.    Base Salary for Moshe Gavrielov

       [_]   FOR               [_]   AGAINST          [_]   ABSTAIN

B.    Bonus for Moshe Gavrielov

       [_]   FOR               [_]   AGAINST          [_]   ABSTAIN

C.    Base Salary for Yoav Hollander

       [_]   FOR               [_]   AGAINST          [_]   ABSTAIN

D.    Bonus for Yoav Hollander

       [_]   FOR               [_]   AGAINST          [_]   ABSTAIN

E.    Base Salary for Michael McNamara

       [_]   FOR               [_]   AGAINST          [_]   ABSTAIN

F.    Bonus for Michael McNamara

       [_]   FOR               [_]   AGAINST          [_]   ABSTAIN

6. To approve the indemnification agreements between us and each of the individuals who serves or will serve as our External Directors.

A.    Tali Aben

       [_]    FOR               [_]   AGAINST          [_]   ABSTAIN

A.    Amos Wilnai

       [_]    FOR               [_]   AGAINST          [_]   ABSTAIN

7. To approve the selection of Messrs. Kost Forer & Gabay, a member of Ernst & Young International, as our independent auditors for the fiscal year ending December 31, 2001.

       [_]    FOR               [_]   AGAINST          [_]   ABSTAIN

8. To transact any other business that may properly come before the meeting or any adjournment thereof.

       [_]    FOR               [_]   AGAINST          [_]   ABSTAIN



                                                    DATE:_______________________

                                                    ____________________________
                                                                    Signature

                                                    ____________________________
                                                      Signature, if held jointly



                                      32